Emission Reduction Purchase Agreement                                                                                                              Page 1 of 16

Exhibit 10.15

EMISSION REDUCTION PURCHASE AGREEMENT(ERPA)
[Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power
[Chinese translation]

Between

(the "Purchaser")
[Chinese translation]

ECOLOCAP SOLUTIONS (CANADA) INC (ECOLOCAP)

740 St Maurice suite 102
Montreal, Qc H3C1L5 Canada
Tel: 5148763907
Fax: 5148764080
Email: trivutruong2004@yahoo.ca
President-CEO: Dr. Tri Vu Truong

(the “Seller”), henceforth “PROJECT PROPONENT” [Chinese translation]
Owner: Hebei Jinlong Cement Group Co., Ltd (“HJLCC”)
[Chinese translation]

Address: Shankou Town, Longyao County, Xingtai City, Hebei, 055350, P. R. China
[Chinese translation] 055350
Telephone: 0319-6761188 13932932688
Fax :
Email: jljt16888@126.com
General Director: Song, Guoping [Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                          Page 2 of 16

Interpretation and Definitions [Chinese translation]
In this Agreement, unless otherwise required by the context, all capitalized terms shall have the meaning set forth in the definitions below.
[Chinese translation]:

Agreement [Chinese translation]	Means this Emission Reduction Purchase Agreement(ERPA). [Chinese translation]
Annex B Countries [Chinese translation]	Means the countries listed in Annex B to the Kyoto Protocol having committed themselves to reduce or limit their GHG emissions. [Chinese translation]
Annex I Countries [Chinese translation]	Means the parties to the UNFCCC listed in Annex I thereto (Annex I consists of industrial countries and countries in transition). [Chinese translation]
Baseline [Chinese translation]	Means the scenario that reasonably represents the anthropogenic emissions of GHG that would occur in the Host Country in the absence of the Project, determined in accordance with the Kyoto Rules.
[Chinese translation]
Business Day [Chinese translation]	Means a day on which banks are open for general business in China. [Chinese translation]
Carbon Dioxide Equivalent [Chinese translation]	Means a metric measure used to compare the emissions of various GHG based upon their global warming potential. [Chinese translation]
Certification [Chinese translation]	Means the written confirmation by an Operational Entity of an Emission
Reduction resulting from a CDM project and having passed the
Verification procedure according to the Kyoto Rules.
[Chinese translation]
Certified Emission Reduction (CER) [Chinese translation]	Means a unit of Emission Reduction issued pursuant to Article 12 of the
Kyoto Protocol and the requirements of the Kyoto Rules (including
Certification), equal to one metric ton of Carbon Dioxide Equivalent resulting from a CDM project.
[Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power[Chinese translation]

Emission Reduction Purchase Agreement                                                                                            Page 3 of 16

Clean Development Mechanism (CDM) [Chinese translation]	Means the flexible mechanism established by Article 12 of the Kyoto
Protocol providing for Annex I Countries to implement projects that reduce emissions in non-Annex I Countries in return for CERs and assist the non-Annex I Countries in achieving sustainable development and contributing to the ultimate objective of the UNFCCC.
[Chinese translation]
Crediting Period [Chinese translation]	If Kyoto Protocol ceases to have effect or is terminated before the expiration of any crediting period, the purchasing agreement will remain valid for purchasing obligations prior to this termination date, however purchasing obligations beyond this termination date will automatically cease.
[Chinese translation]
Emission Reduction [Chinese translation]	Means reduction in emission of GHG achieved, calculated in accordance with the Kyoto Rules. [Chinese translation]
Executive Board [Chinese translation]	Means the international authority elected by the representatives of the parties to the Kyoto Protocol responsible for monitoring the CDM process. [Chinese translation]
First Commitment Period [Chinese translation]	Means July 31, 2008 until December 31, 2012. [Chinese translation]
Force Majeure [Chinese translation]	Means any circumstance or condition beyond the control of either party to this Agreement affecting the performance of its obligations under this
Agreement including in particular wars, insurrection, natural disaster or equivalent circumstances.
[Chinese translation]
Greenhouse Gases (GHG) [Chinese translation]	Means the six gases listed in Annex A to the Kyoto Protocol. [Chinese translation]
Host Country [Chinese translation]	China [Chinese translation]
Kyoto Protocol [Chinese translation]	Means the protocol to the UNFCCC adopted at the third conference of the parties to the UNFCCC in Kyoto, Japan, on December 11, 1997. [Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                              Page 4 of 16

Kyoto Rules [Chinese translation]	Means the UNFCCC, Kyoto Protocol, the Bonn agreement, the
Marrakech Accords, any relevant decisions, guidelines, modalities and procedures made pursuant to them and/or any succeeding international agreements as amended and/or supplemented from time to time and which include those rules specifically required to be met for the issuing and transfer of CERs. /UNFCCC
[Chinese translation]
Letter of Approval (LOA) [Chinese translation]	Means a binding approval of the Project by the DNA of the Host Country together with an approval of the transfer of CERs. [Chinese translation]
Monitoring Report [Chinese translation]	Means an annual report to be provided by Owner setting out the total number of Emission Reductions generated by the Project during the previous year according to the Kyoto Rules, international Monitoring rules and the PDD.
[Chinese translation]
Monitoring [Chinese translation]	Means the collection and record of data allowing the assessment of reductions in GHG emissions resulting from the Project conducted in accordance with the Kyoto Rules. [Chinese translation]
Designated Operational Entity(DOE) [Chinese translation]	Means an independent entity accredited by the Executive Board being the executive body for CDM and inter alias responsible for determining whether a project and the resulting Emission Reductions meet the requirements of Article 12 of the Kyoto Protocol.
[Chinese translation]
Project Design Document (PDD) [Chinese translation]	Means a detailed description of the Project to be submitted for Validation attached here in Annex []. The Purchaser will be responsible for providing
PDD development for Registration of the Project.
[Chinese translation]
Project [Chinese translation]	Means the proposed CDM project described in the PDD and other documents describing the implementation and economics of the Project attached in Annex [] [Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power[Chinese translation]

Emission Reduction Purchase Agreement                                                                                          Page 5 of 16

Registration [Chinese translation]	Means the official registration of a CDM project by the Executive Board according to the Kyoto Rules. [Chinese translation]
UNFCCC	Means the United Nations Framework Convention on Climate Change adopted in New York on May 9, 1992. [Chinese translation]
Unit Price [Chinese translation]	Means the price payable by Purchaser to Project Proponent per Certified
Emission Reduction (CER) unit:
[Chinese translation]:

EcoloCap Solutions Canada Inc will purchase certified CER generated by this Agreement of project for the year 2009-2012 with options of extension for another 2 period of 7 (from year 2013 to year 2026) years under the same term and conditions (except for the sale price).
[Chinese translation]

The fixed Price of CER as proposed by EcoloCap to HJLCC is (8.5)Euro for the period of 2009 to 2012. For following periods the price will be renegotiated.
[Chinese translation]

The project owner (HJLCC) will get (90)% of net Revenues from the sale of certified CER generated at the price of (8.5)EURO as above mentioned, minus one time payment of (100,000)Euro to the Buyer, at the first year, for the development and validation cost of the project. “Net
Revenues” is defined as total revenues minus sale brokerage fee (around
(3)% of total value). EcoloCap Solutions Canada Inc will get (10)% of the
Net Revenues.
[Chinese translation]

TERM: [Chinese translation]

Ecolocap Solutions inc will purchase certified CER generated by this project for the year 2009 to 2012 with options of extension for another two period of 7 years, the period 2013-2026, under same terms and conditions(except for the price).
[Chinese translation]
Validation [Chinese translation]	Means the assessment of the PDD, including the Baseline, by an Operational Entity, determining its compliance with the Kyoto Rules. [Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                                        Page 6 of 16

Verification [Chinese translation]	Means the periodic independent review and ex post determination of the monitored reductions in GHG emissions that the Project has achieved during a specified period of time by an Operational Entity in accordance with the Kyoto Rules. The project's owner will be Responsible for providing periodical monitoring.
[Chinese translation]

Unless otherwise specified, references to clauses are to clauses of this Agreement, references to legal provisions are references to such provisions as in effect from time to time, use of a gender includes any gender and use of the plural includes the singular and vice versa where the context requires.
[Chinese translation]

All headings and titles are inserted for convenience only and shall not be deemed part of this
Agreement or taken into consideration in its interpretation.
[Chinese translation]

1.	Preamble [Chinese translation]

The Project is located on the territory of the Host Country.
[Chinese translation]

2.	Contractual Obligations [Chinese translation]

2.1.	Certified Emission Reductions [Chinese translation]

2.1.1.	The Purchaser will purchase the total certified emission reduction, the number of which is monitored and accepted by the DOE.
[Chinese translation]

2.1.2.	If the Project generates CERs, during the crediting period Project Proponent shall, to the extent it is legally possible and permissible, exclusively transfer or cause to be transferred to
Purchaser all rights (and, to the extent legally possible and permissible, legal title) which
Project Proponent may have in the Anticipated Emission Reductions generated during the
Crediting Period to Purchaser.
[Chinese translation]

2.1.3.	Purchaser shall pay to Project Proponent the Unit Price for each Certified Emission Reduction generated by the Project and in which the Project Proponent's rights are transferred to
Purchaser in accordance with clause 3 below.
[Chinese translation]

2.2.	Emission Reductions generated after the Crediting Period [Chinese translation]

If the Project generates any Certified Emission Reductions after the Crediting Period,

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power[Chinese translation]

Emission Reduction Purchase Agreement                                                                                                  Page 7 of 16

Purchaser shall enter into negotiations with Project Proponent with a view to concluding an agreement on the purchase of such Certified Emission Reductions based on the principles of this Agreement but amended in order to reflect the international and/or national rules then applicable.
[Chinese translation]

3.	Transfer [Chinese translation]

Transfer to Purchaser of all the rights (and, to the extent legally possible and permissible, legal title) which Project Proponent may have in a Certified Emission Reduction shall have occurred upon the transfer of a CER from the register of the Executive Board to a register in favor of Purchaser or such other account or register Purchaser has notified to Project
Proponent in writing.
[Chinese translation]

4.	Payment [Chinese translation]

4.1	Payment for Certified Emission Reductions [Chinese translation]

4.1.1.	Payment by Purchaser to Project Proponent for the Certified Emission Reductions (the rights in which are transferred pursuant to clause 3) shall be deposited in the project proponent’s account within 60 Business Days after the CERs are delivered
[Chinese translation]

4.1.2.	All payments shall be made to the accounts specified from time to time be notified to the other party in writing.
[Chinese translation]

4.1.3.	All payments shall be made in Euro. [Chinese translation]

4.2.	Costs and Expenses [Chinese translation]

4.2.1.	Subject to clause 4.2.2 below, all taxes, fees, costs or other expenses in connection with the generation of CERs by the Project and their Registration and transfer (including VAT in any jurisdiction Purchaser duly notifies Project Proponent to transfer CERs as in Clause 3, if applicable) shall be borne by Project Proponent and purchaser.
[Chinese translation]

4.2.2.	The share of the proceeds from CERs generated by the Project to be used to cover administrative expenses and to assist developing countries that are particularly vulnerable to the adverse effects of climate change to meet the costs of adaptation according to the Kyoto
Rules shall be borne by the Purchaser.
[Chinese translation]

Buyer shall bear the share of proceeds for administrative expense levied by the Executive
Board. [Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                               Page 8 of 16

Buyer shall pay for preparation of PIN (project idea note) / PDD project design document .
[Chinese translation]

Buyer shall pay for obtaining any approvals from the Canada government as required under the CDM rules.
[Chinese translation]

Buyer shall be responsible for the CDM project development abroad, and pay any costs associated with Project validation, the first verification/certification, and the costs for registration with CDM Executive Board. The costs of the subsequent verifications/certifications shall be borne by the seller
[Chinese translation]

4.2.3.	Project proponent shall pay all costs and fees in connection with the project-relevant documents preparation for use in the host country, the submission, approval, construction, operation, maintenance and monitoring of the project activities taking place in the host country, including but not limited to the tax, costs and expenses levied by Chinese National
Development and Reform Commission and other government authorities.
[Chinese translation]

4.2.4.	All costs accrued to each of the Parties in negotiating, preparing, executing and carrying into effect of this Agreement, shall be borne by each of the Parties themselves.
[Chinese translation]

4.2.5.	Seller will pay all applicable Seller’s jurisdiction taxes levied due to sale of CERs;
[Chinese translation]

Buyers will pay all applicable Buyer’s jurisdiction taxes and taxes levied due to purchase of
CERs.
[Chinese translation]

5.	Termination and Remedies [Chinese translation]

5.1.	Either party (the "Non-defaulting Party") shall be entitled to terminate this Agreement by written notice to the other party with immediate effect if any of the following events occurs:
[Chinese translation]

5.1.1.	In case the Project is not register as a valid CDM Project activity with the CDM EB within eighteen (18) months upon execution of the ERPA, either party shall have the right to terminate its rights and obligations under the ERPA.
[Chinese translation]

5.1.2.	In any given Contract Period, if the verification of the Project’s CERs is delayed by 90 days

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power[Chinese translation]

Emission Reduction Purchase Agreement                                                                                                                  Page 9 of 16

or more due to the Project Proponent ’s or Purchaser’s fault and/or misconduct, each of the non-defaulting parties shall have the right to terminate its rights and obligations under the
ERPA.
[Chinese translation]

5.1.3.	In case the project is not commissioned within eighteen (18) months following the date of the
ERPA, each Purchaser shall have the right to terminate its rights and obligations under the
ERPA.
[Chinese translation]

5.1.4.	Upon occurrence of an event of default or any other termination event in respect of the Project
Proponent or of Purchaser as provided in the ERPA, each of the non-defaulting parties shall have the right to terminate its rights and obligations under the ERPA.
[Chinese translation]

5.2.	Force Majeure [Chinese translation]

Should either party be impeded wholly or in part from fulfilling any of its obligations under the Agreement for reasons of Force Majeure, such obligation shall be suspended to the extent and for as long as such obligation is affected by Force Majeure and the impeded party shall be entitled to such extension of time as may be reasonably necessary.
[Chinese translation]

Either party shall notify the other party of the existence and date of beginning of an event of
Force Majeure that is likely to impede its performance under the Agreement within 5
Business Days after having obtained knowledge of any such event. Either party shall likewise advise the other of the date when such event ended and shall also specify the re-determined time by which the performance of its obligations hereunder is to be completed.
[Chinese translation]

Project Proponent and Purchaser shall consult with each other with a view of determining any further appropriate action if a condition of Force Majeure is to continue after 20 Business
Days from the date of giving notice thereof.
[Chinese translation]

Neither party shall be liable for damages or have the right to terminate this Agreement for any delay in performing hereunder if such delay is caused by Force Majeure; provided, however, that the non-impeded party shall be entitled to terminate such part of the Agreement that remains unfulfilled, if the condition of Force Majeure is to continue after 6 months from the date of giving notice thereof.
[Chinese translation]

6.	Change in Circumstances [Chinese translation]

If any change in circumstances (i.e. a change of scientific basics or applicable standards relating to the Baseline methodology and/or the applicable criteria for Verification and

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                       Page 10 of 16

Certification of the resulting Emission Reductions, or any changes related to policy/regulations of the Chinese government) occurs which substantially affects the Project, the parties to this Agreement shall enter into negotiations with a view to adapt the Project and its implementation or any relevant provision of this Agreement, as may be necessary or useful. A change in circumstances shall in no event be considered substantially affecting the
Project if at least 50% of the Anticipated Emission Reductions can be generated.
[Chinese translation]

The parties to this Agreement shall cooperate and make their best efforts to enable the continuation of the Project in accordance with the new circumstances and to achieve the generation and transfer of the Anticipated Emission Reductions.
[Chinese translation]

If any of the documents related to the Project and submitted at any time during the term of this Agreement fails to be approved by such authority whose approval is required under the
Kyoto Rules or otherwise appears to be non-compliant with any relevant standards or conditions of the Kyoto Rules, Project Proponent and Purchaser shall discuss whether or not the relevant documents are to be revised and resubmitted.
[Chinese translation]

7.	Conditions Precedent [Chinese translation]

This Agreement shall enter into force upon satisfaction of the following conditions precedent:
[Chinese translation]

Conclusion of a binding agreement with the Host Country.
[Chinese translation]

8.	Miscellaneous [Chinese translation]

8.1.	Assignment and subcontracting [Chinese translation]
Project Proponent shall not, without the written consent of Purchaser, assign or transfer the
Agreement or the benefits or obligations thereof or any part thereof to any other person.
[Chinese translation]

Purchaser may transfer any of its rights or obligations under the ERPA to any third party
(“assignee”) without consent of Project Proponent. However, rights and obligations between
Purchaser and Project Proponent remain the same after the transfer.
[Chinese translation]

8.2.	Confidentiality and Disclosure [Chinese translation]
The parties shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement and the subject matter of this Agreement.
[Chinese translation]

No party shall disclose any such confidential information to any third party, except in those

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power[Chinese translation]

Emission Reduction Purchase Agreement                                                                                        Page 11 of 16

circumstances where disclosure is required in order to comply with any laws or regulations, including without limitations the Kyoto Rules.
[Chinese translation]

8.3.	Notices [Chinese translation]

Any communications to be made under or in connection with this Agreement shall be made in writing (including by facsimile) to the address or facsimile number, from time to time designated by the party to whom the communication is to be made to the other party for that purpose. The address and facsimile number so designated are set out in Annex [] hereto.
[Chinese translation]

Communication will only be effected, if sent by mail, when delivered to or rejected by the recipient, if sent by facsimile, when a transmission report shows that the facsimile has been sent.
[Chinese translation]

8.4.	Entire Agreement [Chinese translation]

This Agreement embodies the whole and only agreement of the parties with respect to the subject matter hereof, and no prior or contemporaneous oral or written agreement or understanding shall be deemed to constitute a part of this Agreement, unless expressly referred to herein, or attached hereto, or specifically incorporated by reference herein. The
Annexes and schedules to this Agreement constitute integral parts of this Agreement and shall therefore be deemed part of this Agreement.
[Chinese translation]

8.5.	Amendments [Chinese translation]

This Agreement may only be amended with the written consent of the parties hereto.
[Chinese translation]

8.6.	Severability [Chinese translation]

If any part or provision of the Agreement is or becomes illegal, void or unenforceable in any respect, the remaining parts or provisions shall not be affected or impaired. Any deficiency in the Agreement resulting there from shall be amended by way of interpretation of the
Agreement having due regard to the parties intent.
[Chinese translation]

8.7.	Governing law [Chinese translation]

This Agreement shall be governed and construed in accordance with English law excluding its rules on conflicts of laws.
[Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                          Page 12 of 16

8.8.	Jurisdiction [Chinese translation]

Any dispute, claim or controversy arising out of or relating to this agreement will be settled by arbitration at Hong Kong International Arbitration Center (“HKIAC”) in Hong Kong under the UNCITRAL Arbitration Rules. The number of arbitrators will be three and the arbitrators will be appointed in accordance with the UNCITRAL Rules and the HKIAC Procedures for the Administration of international Arbitration (the “HKIAC Procedures”).The arbitration proceeding will be administered by HKIAC in accordance with the HKIAC Procedures. The legal place of the arbitration will be Hong Kong and the language to be used in the arbitral proceedings will be English. All arbitration costs (including legal costs) will be borne by the unsuccessful party unless otherwise determined by the arbitration tribunal.
[Chinese translation]

8.9.	Counterparts [Chinese translation]

This Agreement shall be executed in four counterparts with two copies for Project Proponent and two for Purchaser. If there are any discrepancies between the English and the Chinese version, the English version will prevail.
[Chinese translation]

ANNEX I HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power
[Chinese translation]

ANNEX II Schedule for Project implementation
[Chinese translation]

Annex III Work flow of CDM Activity
[Chinese translation]

Annex [ ] Address designated
[Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                    Page 13 of 16

PARTIES TO THE AGREEMENT [Chinese translation]

WHEREOF the parties have agreed to the terms and conditions of this agreement as outlined above, this 23th day of July, 2008, in the presence of: [Chinese translation]:

Purchaser: [Chinese translation]:

ECOLOCAP SOLUTIONS (CANADA) INC
(ECOLOCAP)

DR. TRI VU TRUONG
President-CEO: Dr. Tri Vu Truong

Project Proponent: [Chinese translation]:

Owner: Hebei Jinlong Cement Group Co.,
Ltd (“HJLCC”)
[Chinese translation]
SONG, GUOPING
General Director: Song, Guoping
[Chinese translation]

Witness No 1 [Chinese translation]	Witness No 2 [Chinese translation]
[Signature illegible]	[Signature illegible]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                                   Page 14 of 16

ANNEX I The salient features of HJLCC Project-Using Waste Heat from Cement
Kiln to Generate Powe at Xingtai, Hebei Province, China.
[Chinese translation]

No	Parameters	Units	Value
1	[Chinese translation]	m3/h	278000
2	[Chinese translation]	[Chinese translation]	330-360
	[Chinese translation]	t/h	20.9
3	[Chinese translation]	MPa	1.35
4	[Chinese translation]	[Chinese translation]	2
5	[Chinese translation]	[Chinese translation]	1
6	[Chinese translation]	kW	4500
7	[Chinese translation]	h/year	7684
8	[Chinese translation]	10[6] kwh/year	31.34
9	[Chinese translation]	10[6] kwh/year	28.83
10	[Chinese translation]	ton Standard Coal/year	10552
11	[Chinese translation]	ton/year	27646.24
12	[Chinese translation]	month	12
13	[Chinese translation]	10[3] RMB	30381.3
14	[Chinese translation]	10[3] RMB	10761.6 19619.7
15	[Chinese translation]	10[3] RMB /year	14056.1
16	[Chinese translation]	10[3] RMB /year	1540
17	[Chinese translation]		7.94%
18	[Chinese translation]	year	10.84
19	[Chinese translation]	year	10

ANNEX II Schedule for Project implementation

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                                  Page 15 of 16

Annex III      Work flow of CDM Activity
[Chinese translation]

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]

Emission Reduction Purchase Agreement                                                                                 Page 16 of 16

Annex [ ] Address designated
[Chinese translation]

Purchaser: [Chinese translation]

ECOLOCAP SOLUTIONS (CANADA) INC (ECOLOCAP)

740 St Maurice suite 102
Montreal, Qc H3C1L5
Canada
Tel: 5148763907
Fax: 5148764080
Email: trivutruong2004@yahoo.ca

Project Proponent: [Chinese translation]:

Hebei Jinlong Cement Group Co., Ltd (“HJLCC”)
[Chinese translation]

Address: Shankou Town, Longyao County, Xingtai City, Hebei, 055350, P. R. China
[Chinese translation]
Telephone: 0319-6761188
Fax :
Email: jljt16888@126.com

HJLCC Project-Using Waste Heat from Cement Kiln to Generate Power [Chinese translation]